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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-68530), Form S-8 (No. 333-68540), Form S-8 (No.
333-30374) and Form S-3 (No. 333-70078) of eLoyalty Corporation of our report dated January 31, 2002, except for Note 18, as to which the date is February 28, 2002, relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K for the year ended December 29, 2001.


PricewaterhouseCoopers LLP
Chicago, Illinois
March 28, 2002